Exhibit 10.13

CHANGE IN TERMS AGREEMENT

Original Principal: $1,250,000.00	Loan Date: October 21, 2010	Effective date of this Agreement: September 15, 2015
Borrower: PCS Link, Inc.	Lender: California United Bank

DESCRIPTION OF EXISTING INDEBTEDNESS: ORIGINAL PROMISSORY NOTE DATED OCTOBER 21, 2010 AS EXTENDED AND RENEWED FROM TIME TO TIME, INCLUDING BUT NOT LIMITED TO THE EXECUTION OF A PROMISSORY NOTE DATED MAY 28, 2013, IN THE AMOUNT OF ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000.00) (“CUB RLOC”) EXECUTED AND DELIVERED TO CALIFORNIA UNITED BANK (“LENDER”) AND AMENDED FROM TIME TO TIME THEREAFTER.

COLLATERAL: SECURITY AGREEMENT DATED OCTOBER 21, 2010, AND UCC-1 FINANCING STATEMENT

RECITALS:

A.	As of the date of this Agreement, the outstanding principal balance on the CUB RLOC is Eight Hundred Seventy Six Thousand Two Hundred Fifty Dollars and 34/100 ($876,250.34);

B.	Borrower has requested that Lender and creditors Opus Bank (“Opus”) and Colgan Financial Group (“CFG”) agree to modify the terms of outstanding loans to Borrower, and to forbear on certain terms and conditions which will be set forth in this Change in Terms Agreement, and in documentation entered into substantially concurrently herewith between Borrower and Opus, and Borrower and CFG, respectively;

C.	Lender has agreed to the modified terms requested by Borrower, and agreed to by Opus and CFG, as creditors of Borrower. Lender’s consent is conditioned upon Opus and CFG modifying the terms of their respective loans to Borrower, on the terms and conditions agreed to by the parties; and

D.	Borrower covenanted and hereby reaffirms that except as excused or modified by Opus and Borrower, it shall be and remain in compliance with the covenants, conditions and terms of the Opus line of credit, as amended from time to time, that it shall not enter into any further amendment of the Opus line of credit without the prior written consent of CUB, which consent shall not be unreasonably withheld.

DESCRIPTION OF CHANGE IN TERMS:

1.	The Recitals above are true and correct, and incorporated as though fully set forth herein.

2.	The Maturity Date of the CUB RLOC is hereby extended to April 15, 2016. Borrower agrees to pay to Lender all remaining principal, interest, fees and costs owed on the CUB RLOC, no later than the Maturity Date.

3.	Payments of interest on the CUB RLOC shall be paid to Lender by Borrower on the following terms and conditions:

a.	Commencing September 1, 2015 and continuing on the 1st day of each successive month until the Maturity Date, Borrower shall pay the interest accrued from and after August 1, 2015 on the CUB RLOC; and

b.	Interest accrued through July 31, 2015 shall be payable at the Maturity Date, provided however that the payment of such interest shall be accelerated and become due and payable in the event that (i) Borrower raises, in the aggregate, an additional $2,000,000.00 in working capital from and after the date of this Agreement, and (ii) Borrower is in compliance or has been excused from compliance with the cash projections prepared by Borrower and provided to Opus substantially contemporaneously with this Agreement.

4.	Lender waives prior events of default by Borrower.

5.	Commencing upon execution of this Change in Terms Agreement, Borrower shall provide to Lender all weekly or other periodic reports that are provided to Opus.

6.	Concurrently with the execution of this Agreement, Greenwood Hall, Inc. (“Greenwood Hall”), which is the sole shareholder in Borrower, shall enter into documents with Lender sufficient to grant Lender warrants equal to one-percent (1%) of the outstanding common stock of Greenwood Hall at an exercise price of $1.04/share (collectively the “Warrants”). The Warrants shall be evidenced by a Warrant to Purchase Common Stock of Greenwood Hall, Inc. The Warrants are being granted by Greenwood Hall to provide further financial inducement for Lender to enter into this Agreement.

7.	This Agreement shall become effective upon completion of all of the following:

a.	Mutual execution by the undersigned; and

b.	Receipt by Lender of the executed documentation between Borrower and Opus Bank, and between Borrower and CFG, in form acceptable to Lender, providing, among other things, (i) for an extension of the maturity date of the Opus line of credit to April 15, 2016, (ii) that there shall be no further advances from Opus; and (iii) that there shall be no payment made to CFG except that interest-only payments at half the current note rate may be made to CFG in the event that Borrower raises, in the aggregate, an additional $2,000,000.00 in working capital from and after the date of this Agreement, and is in compliance with the cash projections prepared by Borrower and provided to Opus substantially contemporaneously with this Agreement.

CONTINUING VALIDITY: Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s) remain unchanged and in full force and effect. All funds previously disbursed were disbursed in conformity with the CUB RLOC and related documents. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of the Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT AND AGREES TO ALL TERMS AND CONDITIONS OF THE AGREEMENT.

Borrower: PCS Link, Inc. dba Greenwood & Hall

By:_____________________________

/s/ John R. Hall, III

Chief Executive Officer

Lender: California United Bank

By: _______________________________

/s/ Leticia F. Hernandez

Vice President

Agreed and accepted as to the grant of Warrants as set forth in paragraph 6 above:

Greenwood & Hall, Inc.

By:_____________________________

Name:

Title: